UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

ALPINE INCOME PROPERTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	84-2769895
(State of incorporation or organization)	(IRS Employer Identification No.)

369 N. New York Avenue, Suite 201 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.00% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-274724 |

Securities registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 8.00% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, of Alpine Income Property Trust, Inc. (the “Registrant”) is set forth under the heading “Description of the Series A Preferred Stock” included in the Registrant’s Prospectus Supplement dated November 5, 2025, as filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2025, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Capital Stock—Description of Preferred Stock” in the accompanying prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-274724), which was filed by the Registrant with the Commission on September 27, 2023, which information is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of Alpine Income Property Trust, Inc., filed as Exhibit 3.1 to the Registrant’s current report on Form 8-K filed December 3, 2019, and incorporated herein by reference.

3.2*	Articles Supplementary of 8.00% Series A Cumulative Redeemable Preferred Stock of Alpine Income Property Trust, Inc.

3.3	Third Amended and Restated Bylaws of Alpine Income Property Trust, Inc., effective as of February 1, 2023, filed as Exhibit 3.1 to the Registrant’s current report on Form 8-K filed February 3, 2023, and incorporated herein by reference.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALPINE INCOME PROPERTY TRUST, INC.

By:	/s/ Philip R. Mays
Name:	Philip R. Mays
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: November 10, 2025